EXHIBIT 99.1

3D Systems Reports First Quarter 2026 Financial Results

ROCK HILL, South Carolina - May 11, 2026 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the first quarter ended March 31, 2026.

•Q1 2026 revenue of $95.5 million increased 1% year-over-year, or 11% excluding the impact of divestitures, driven by strong performance in the Healthcare business and double‑digit growth across key markets, including Dental, Med Tech, and Aerospace & Defense.
•GAAP EPS loss narrowed to $(0.03), or $(0.01) on a non-GAAP basis, while Adjusted EBITDA improved to $2.1 million, reflecting the benefits of higher sales volumes and continued execution of cost reduction initiatives.
•Robust growth in Dental and Med Tech, each exceeding approximately 20% year-over-year, drove Healthcare to a scale that now rivals the Company's Industrial segment.
•Early success of recently launched products in Dental and Aerospace & Defense markets, including advanced printing systems for monolithic dentures and high‑performance metal components, is expected to support sustained long‑term revenue growth.
•Amid ongoing global risks, the Company remains focused on building top-line momentum in key markets over the coming quarters, while maintaining disciplined cost management to achieve our goal of full-year break-even Adjusted EBITDA.

Summary of Financial Results
(Unaudited)

	Three Months Ended
(in millions, except per share data)	March 31, 2026	March 31, 2025
Revenue	$95.5	$94.5
Gross profit	34.3	32.7
Gross profit margin	35.9%	34.6%
Operating expense	41.0	69.5
Operating loss	(6.6)	(36.8)
Net loss attributable to 3D Systems Corporation	(4.4)	(37.0)
Diluted loss per share	(0.03)	(0.28)

Non-GAAP measures for year-over-year comparisons
Non-GAAP gross profit margin	36.1%	35.0%
Non-GAAP operating expense	36.6	61.6
Adjusted EBITDA	2.1	(23.9)
Non-GAAP diluted loss per share	$(0.01)	$(0.21)

Summary Comments on Results
Dr. Jeffrey Graves, President and Chief Executive Officer of 3D Systems, said, “We are pleased with our first‑quarter performance on both the top and bottom line, which exceeded our initial expectations. Revenue growth was driven by strength in our key markets, including Dental, Med Tech, and Aerospace & Defense. These customers continue to rapidly adopt 3D printing as a core manufacturing technology and expand the range of applications they deploy. In the first quarter, this momentum drove growth rates of more than 20% in our Dental (excluding aligners), Med Tech, and Aerospace & Defense markets. This performance highlights the market‑leading breadth of our additive manufacturing portfolio, spanning direct metal printing and all five major polymer technologies, combined with our deep expertise in advanced applications.”

Dr. Graves concluded, “As the additive manufacturing industry begins to emerge from a multi‑year downturn, our sustained investments in research and development are enabling us to introduce a broad pipeline of new products that are gaining increasing customer traction. While the global economic environment remains uncertain, we are optimistic that, as capital investment activity strengthens, we are well positioned to benefit from the resulting expansion in global manufacturing capacity.”

“Adjusting for divestitures completed in 2025, total revenue increased 11% year over year, demonstrating a return of core revenue growth as we move into 2026” said Phyllis Nordstrom, Chief Financial Officer of 3D Systems. “Strong sales across key product areas, along with a focus on margin expansion, profitability, and efficient cost management, positively contributed to our performance in the quarter. We remain committed to managing costs while making targeted investments in our priority markets to drive profitable growth.”
First Quarter 2026 Results
Total revenue increased 1% to $95.5 million compared to the prior year period. Adjusting for software divestitures completed in 2025, including Geomagic, 3DXpert and Oqton, total revenue increased by 11%.
Healthcare Solutions revenue increased approximately 21% to $50.1 million compared to the prior year period.
Industrial Solutions revenue decreased approximately 15% to $45.4 million compared to the prior year period. Adjusting for divestitures, Industrial Solutions revenue increased 2% year over year.
Gross profit margin increased to 35.9% compared to 34.6% in the prior year period. Non-GAAP gross profit margin increased to 36.1% compared to 35.0% in the prior year period. Adjusting for software divestitures, non-GAAP gross profit margin increased by 600 basis points.
Net loss attributable to 3D Systems Corporation decreased by $32.6 million to $4.4 million compared to the prior year period. The improvement was primarily driven by lower operating expenses, higher sales volume, and favorable revenue mix.
Adjusted EBITDA turned positive, improving by $25.9 million to $2.1 million compared to the prior year period, driven by strong sales, favorable revenue mix, and the impact of prior cost reduction actions. Adjusting for software divestitures, Adjusted EBITDA improved $28.2 million.
Financial Liquidity

At March 31, 2026, the Company had total cash of $86.5 million, which included cash and cash equivalents of $85.1 million and restricted cash of $1.4 million. A total of $3.9 million in principal amount of debt is scheduled to mature in the fourth quarter of 2026, with the remaining $92.0 million principal maturing in 2030.

Second Quarter 2026 Outlook

Revenue: $93 - $95 million

Adjusted EBITDA: ($4) million - ($2) million

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including litigation expenses, acquisition expenses, stock-based compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

First Quarter 2026 Conference Call and Webcast

The Company will host a conference call and simultaneous webcast to discuss these results on May 12, 2026, which may be accessed as follows:
Date: Tuesday, May 12, 2026
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 877-407-8291 or 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the timing of product launches, regulatory approvals, market opportunities, expected revenue impact, and shareholder value. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems

Nearly 40 years ago, Chuck Hull’s curiosity and desire to improve the way products were designed and manufactured gave birth to 3D printing, 3D Systems, and the additive manufacturing industry. Since then, that same spark continues to ignite the 3D Systems team as we work side-by-side with our customers to change the way industries innovate. As a full-service solutions partner, we deliver industry-leading 3D printing technologies, materials and software to high-value markets such as medical and dental; aerospace, space and defense; transportation and motorsports; AI infrastructure; and durable goods. Each application-specific solution is powered by the expertise and passion of our employees who endeavor to achieve our shared goal of Transforming Manufacturing for a Better Future. More information on the Company is available at www.3dsystems.com.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$85,083	$95,635
Accounts receivable, net of reserves — $4,001 and $3,608	86,237	83,806
Inventories	127,265	127,496
Prepaid expenses and other current assets	42,075	39,770
Total current assets	340,660	346,707
Property and equipment, net	49,023	49,249
Intangible assets, net	16,157	16,614
Goodwill	15,454	15,575
Operating lease right-of-use assets	42,387	45,364
Finance lease right-of-use assets	7,537	7,774
Long-term deferred income tax assets	2,511	2,787
Other assets	39,387	37,658
Total assets	$513,116	$521,728
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current portion of long-term debt, net of deferred financing costs	$3,944	$3,944
Current operating lease liabilities	10,939	11,583
Accounts payable	39,397	41,017
Accrued and other liabilities	49,113	46,656
Customer deposits and deferred revenue	20,020	17,423
Total current liabilities	123,413	120,623
Long-term debt, net of deferred financing costs	86,786	86,394
Long-term operating lease liabilities	42,481	45,420
Long-term deferred income tax liabilities	3,009	2,740
Other liabilities	23,083	24,000
Total liabilities	278,772	279,177
Commitments and contingencies
Redeemable non-controlling interest	—	2,193
Stockholders’ equity:
Preferred stock, 5,000 shares authorized; $0.001 par value; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, authorized 220,000 shares; shares issued 146,057 and 145,581 as of March 31, 2026 and December 31, 2025, respectively	146	146
Additional paid-in capital	1,622,692	1,620,399
Accumulated deficit	(1,336,784)	(1,332,360)
Accumulated other comprehensive loss	(51,710)	(47,827)
Total stockholders’ equity	234,344	240,358
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$513,116	$521,728
3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2026	March 31, 2025
Revenue:
Products	$57,768	$54,723
Services	37,770	39,817
Total revenue	95,538	94,540
Cost of sales:
Products	36,087	37,365
Services	25,108	24,486
Total cost of sales	61,195	61,851
Gross profit	34,343	32,689
Operating expenses:
Selling, general and administrative	31,348	49,769
Research and development	9,635	19,683
Total operating expenses	40,983	69,452
Loss from operations	(6,640)	(36,763)
Non-operating income (loss):
Foreign exchange gain, net	2,638	1,139
Interest income	584	953
Interest expense	(2,164)	(581)
Other income (loss), net	3,528	(160)
Total non-operating income	4,586	1,351
Net loss before income taxes	(2,054)	(35,412)
Provision for income taxes	(1,483)	(671)
Loss on equity method investments, net of income taxes	(1,046)	(903)
Net loss before redeemable non-controlling interest	(4,583)	(36,986)
Less: net loss attributable to redeemable non-controlling interest	(159)	—
Net loss attributable to 3D Systems Corporation	$(4,424)	$(36,986)

Net loss per common share:
Basic	$(0.03)	$(0.28)
Diluted	$(0.03)	$(0.28)

Weighted average shares outstanding:
Basic	143,261	132,462
Diluted	143,261	132,462

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in thousands)	March 31, 2026	March 31, 2025
OPERATING ACTIVITIES
Net loss before redeemable non-controlling interest	$(4,583)	$(36,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,132	5,712
Amortization of debt issuance costs	499	316
Stock-based compensation	2,282	4,168
Non-cash operating lease expense	3,022	2,371
Provision for inventory obsolescence	1,431	1,311
Provision for bad debts	473	325
(Gain) loss on the disposition of businesses, property, equipment and other assets	(320)	128
Provision for deferred income taxes and reserve adjustments	690	1,652
Gain on disposal of investment	(2,576)	—
Loss on equity method investment, net of taxes	1,046	903
Changes in operating accounts:
Accounts receivable	(5,645)	(1,231)
Inventories	(2,146)	(1,870)
Prepaid expenses and other current assets	(2,014)	(4,078)
Accounts payable	(2,040)	(2,799)
Deferred revenue and customer deposits	4,759	5,745
Accrued and other liabilities	109	(4,144)
All other operating activities	(7,331)	(5,309)
Net cash used in operating activities	(7,212)	(33,786)
INVESTING ACTIVITIES
Purchases of property and equipment	(2,058)	(2,795)
Proceeds from sale of assets and businesses, net of cash sold	100	—
Acquisitions and other investments, net of cash acquired	—	(550)
Other investing activities	(202)	(67)
Net cash used in investing activities	(2,160)	(3,412)
FINANCING ACTIVITIES
Purchase of non-controlling interest	(498)	—
Taxes paid related to net-share settlement of equity awards	(11)	(285)
Other financing activities	(414)	(364)
Net cash used in financing activities	(923)	(649)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(289)	1,178
Net decrease in cash, cash equivalents and restricted cash	(10,584)	(36,669)
Cash, cash equivalents and restricted cash at the beginning of the year	97,100	172,883
Cash, cash equivalents and restricted cash at the end of the period	$86,516	$136,214

3D SYSTEMS CORPORATION
Segment Information
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Revenue:
Healthcare Solutions	$50.1	$41.3
Industrial Solutions	45.4	53.2
Total	$95.5	$94.5

3D SYSTEMS CORPORATION
Reconciliations of GAAP to Non-GAAP Measures

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted income (loss) per share, non-GAAP operating expense and Adjusted EBITDA. These non-GAAP measures exclude certain items that management does not view as part of 3D Systems’ core results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide meaningful information regarding the comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated in the same manner as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.
To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

•amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
•costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
•stock-based compensation expenses, a non-cash expense;
•charges related to restructuring and cost optimization plans, impairment charges, including goodwill, and divestiture gains or losses;
•the impact of software divestitures, which were previously included in our Industrial Solutions segment, for pre-divestiture periods in 2025; and
•costs, including legal fees, related to significant or unusual litigation matters.
Amortization of intangibles and acquisition and divestiture-related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the company’s products or services. Additionally, intangible assets amortization expense typically fluctuates based on the size and timing of the company’s acquisition activity. Accordingly, the company believes excluding the amortization of intangible assets enhances the company’s and investors’ ability to compare the company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, the expense is non-cash in nature, and we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Charges related to restructuring and cost optimization plans, impairment charges, including goodwill, divestiture gains or losses, and the costs, including legal fees, related to significant or unusual litigation matters are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, the company believes the costs, including legal fees, related to significant or unusual litigation matters are not indicative of our core business' operations. Finally, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.
The matters discussed above are tax effected, as applicable, in calculating non-GAAP diluted income (loss) per share.

Adjusted EBITDA, defined as net income, plus income tax (provision) benefit, interest and other income (expense), net, stock-based compensation expense, amortization of intangible assets, depreciation expense, and other non-GAAP adjustments, all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.
Furthermore, in this press release, 3D Systems reports certain non-GAAP financial measures further adjusted to remove the operating activity related to (i) Geomagic, which the Company divested on April 1, 2025, for $119.4 million in cash, and (ii) 3DXpert and Oqton, which the Company divested on October 31, 2025, for $3.3 million in cash plus a revenue-based royalty of up to $12.9 million (together with Geomagic, the "Software Divestitures"), for periods non-comparable on a year over year basis. The Company believes excluding non-comparable periods allows it to include the operating activity related to Software Divestitures only to the extent that results are comparable year over year.
A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.
Certain columns may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in thousands.
3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure without unreasonable effort because certain items, including litigation costs, acquisition expenses, stock-based compensation expense, intangible assets amortization expense, restructuring expenses, and goodwill impairment charges, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.
Adjusted Revenue (Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Revenue	$95.5	$94.5
Software divestitures	—	(8.5)
Adjusted revenue (Non-GAAP)	$95.5	$86.0
Non-GAAP Gross Profit and Gross Profit Margin (Unaudited)

	Three Months Ended
(in millions)	March 31, 2026		March 31, 2025
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$34.3	35.9%	$32.7	34.6%
Amortization expense	0.2	0.2%	0.2	0.2%
Restructuring expense	—	—%	0.2	0.2%
Asset impairment charges	(0.1)	(0.1)%	—	—%
Gross profit (Non-GAAP)	$34.4	36.1%	$33.1	35.0%
Software divestitures	—	—%	(7.2)	(4.9)%
Gross profit excluding software divestitures (Non-GAAP)	$34.4	36.1%	$25.9	30.1%
(1) Calculated as non-GAAP gross profit as a percentage of total revenue.

Non-GAAP Operating Expense (Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Operating expense (GAAP)	$41.0	$69.5
Amortization expense	(0.7)	(0.8)
Stock-based compensation expense	(2.3)	(4.2)
Acquisition and divestiture-related expense	(0.2)	(0.9)
Legal and other expense	(1.1)	(1.1)
Restructuring expense	(0.2)	(0.8)
Asset impairment charges	0.1	—
Non-GAAP operating expense	$36.6	$61.6
Software divestitures	—	(4.9)
Non-GAAP operating expenses excluding software divestitures	$—	$56.7

Net Loss Attributable to 3D Systems Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Net loss attributable to 3D Systems Corporation (GAAP)	$(4.4)	$(37.0)
Interest expense (income), net	1.6	(0.4)
Provision for income taxes	1.5	0.7
Depreciation expense	4.2	4.7
Amortization expense	0.9	1.0
EBITDA (Non-GAAP)	3.7	(31.0)
Stock-based compensation expense	2.3	4.2
Acquisition and divestiture-related expense	0.2	0.9
Legal and other expense	1.1	1.1
Restructuring expense	0.2	1.0
Net loss attributable to redeemable non-controlling interest	(0.2)	—
Loss on equity method investment, net of tax	1.0	0.9
Gain on disposal of investment	(2.6)	—
Other non-operating income	(3.8)	(1.0)
Adjusted EBITDA (Non-GAAP)	$2.1	$(23.9)
Software divestitures	—	(2.2)
Adjusted EBITDA (Non-GAAP) excluding software divestitures	$2.1	$(26.1)

Diluted Loss per Share (Unaudited)

	Three Months Ended
(in dollars)	March 31, 2026	March 31, 2025
Diluted loss per share (GAAP)	$(0.03)	$(0.28)
Amortization expense	0.01	0.01
Stock-based compensation expense	0.02	0.03
Acquisition and divestiture-related expense	—	0.01
Legal and other expense	0.01	0.01
Restructuring expense	—	0.01
Gain on disposal of investment	(0.02)	—
Loss on equity method investment and other	0.01	0.01
Non-GAAP diluted loss per share	$(0.01)	$(0.21)